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                                                                    Exhibit 10.1

                                 ENAMELON, INC.
                           LOAN AND SECURITY AGREEMENT

                  This Agreement is between the undersigned Borrower and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrower.

SECTION 1.  DEFINITIONS

            1.1 The "Borrower" is identified in Section 10.6(c) and its successors and assigns. If more than one Borrower is specified in Section 10.6(c), all references to Borrower shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

            1.2 The "Lender" is The CIT Group/Credit Finance, Inc. and its agents, designees, representatives, successors and assigns.

            1.3 "Private Placement" means the offer and sale of Borrower's equity and/or debt securities to institutional and/or accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended, from which Borrower receives gross proceeds of at least $5,000,000.00.

 SECTION 2. LOANS AND OTHER CREDIT ACCOMMODATIONS

            2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to Borrower ("Revolving Loans") in amounts requested by Borrower from time to time, but not in excess of the Net Availability existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations to exceed the Maximum Credit.

            (a) The "Maximum Credit" is set forth in Section 10.1(a).

            (b) The "Gross Availability" is at any time (i) the product of the outstanding amount of Eligible Accounts, multiplied by the Eligible Accounts Percentage set forth in Section 10.1(b) (subject to the sublimits on availability relating to certain Eligible Accounts, as more fully set forth in
Section 10.1(d)), plus: (ii) following consummation by Borrower of the Private Placement, and its receipt of the gross proceeds therefrom (so long as and to the extent that at such time and after giving effect thereto, Borrower is not and would not otherwise be in default of any of its obligations under this Agreement) the product(s) obtained by multiplying the applicable Eligible Inventory Percentage(s), if any, set forth in Section 10.1(b) by the values (based on the lower of cost or market) of Eligible Inventory, but the amount so added shall not exceed any sublimits set forth in Section 10.1(c), minus: any Reserves.

            (c) The "Net Availability" shall be calculated at any time as an amount equal to the Gross Availability minus the aggregate amount of all then-outstanding Obligations to Lender other than the then outstanding principal balance of the Term Loan, if any.

            (d) "Eligible Accounts" are accounts created by Borrower in the ordinary course of its business which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment and consistent with its usual and customary business practices, on fifteen (15) days' prior written notice to Borrower. Lender shall, in general, deem and continue to deem accounts to be Eligible Accounts if: (i) such accounts arise from bona fide completed transactions and have not remained unpaid for more than the number of days after the invoice date set forth in Section 10.1(d); (ii) the amounts of the accounts reported to Lender are absolutely owing to Borrower and payment is not conditional or contingent (such as consignments, guaranteed sales or rights of return or other similar terms); (iii) the account debtor's chief executive office or principal place of business is located in the United States; (iv) such accounts do not arise from progress billings, retainages or bill and hold sales;
(v) there are no contra relationships, setoffs, counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof; (vi) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (vii) such

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accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with Borrower, directly or indirectly, whether by virtue of family membership, ownership, control, management or otherwise; (viii) there has been compliance with the Assignment of Claims Act or similar State or local law, if applicable, if the account debtor is the United States or any domestic governmental unit;
(ix) Borrower has delivered to Lender such documents as Lender may have requested pursuant to Section 5.9 hereof in connection with such accounts and Lender shall have received verifications of such accounts, satisfactory to it, if sent to the account debtors or any other obligors or any bailees pursuant to
Section 5.5 hereof; (x) there are no facts existing or threatened which might result in any adverse change in the account debtor's financial condition; (xi) accounts owed by an account debtor and its affiliates do not represent more than twenty five percent (25%) of all otherwise Eligible Accounts (the amount exceeding twenty five percent (25%) shall be ineligible); (xii) not more than fifty percent (50%) of the accounts of an account debtor or its affiliates owed to Borrower are unpaid more than the number of days after the invoice date set forth in Section 10.1(d); (xiii) such accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the amount of any customer credit limits as established from time to time on notice to Borrower ( the amount exceeding the credit limit shall be ineligible; and (xiv) such accounts are owed by account debtors deemed credit-worthy at all times by Lender.

                  (e) "Eligible Inventory" is inventory 100% owned by Borrower which is and remains acceptable to Lender, for lending purposes, is located at one of the addresses set forth in Section 10.6(e), and meets all of the general criteria for Eligible Inventory set forth below, which criteria may be revised from time to time by Lender, in its sole judgment and consistent with its usual and customary business practices, on fifteen (15) days' prior written notice to Borrower. Lender shall, in general, deem and continue to deem inventory to be Eligible Inventory if: (i) such inventory has been purchased and received by Borrower, and is held by Borrower free and clear of all liens and claims whatever except Permitted Liens (defined below), except that inventory which is in-transit to Borrower and which would otherwise qualify as Eligible Inventory will so qualify provided that (A) it is backed by a letter of credit issued through Lender or paid for in full in advance by Borrower, (B) Lender is satisfied that title has passed to Borrower, and (C) Borrower has prepaid all applicable duty and freight charges; (ii) such inventory is in merchantable condition, not obsolete or slow-moving, not defective, and is usable for the purposes for which it has been purchased, held and processed; (iii) Borrower continues to hold the inventory for sale in the ordinary course of business, with the reasonable expectation that it will be sold; (iv) such inventory is located or warehoused in a location where Borrower has obtained a landlord's, mortgagee's or bailee's waiver, as the case may be, in form and substance satisfactory to, and in favor of, Lender; and (v) such inventory is either (A) finished goods consisting of dual chamber tubes filled with toothpaste which have passed Borrower's final quality approval process and are packaged and ready for shipment, (B) raw materials consisting of (1) dual chamber tubes (without dividers) and dividers prior to insertion into the dual chamber tubes, and (2) materials consisting of the chemicals and other ingredients that are necessary to formulate the toothpaste, such as glycerine, silicon dioxide, charabot flavor, calcium, etc, prior to mixing (collectively, the "Raw Materials"), or
(C) work-in-process consisting of (1) dual chamber tubes (with dividers), (2) chemicals and other ingredients in a combined state during the mixing process, and (3) dual chamber tubes filled with toothpaste which have not yet passed Borrower's final quality approval process (collectively, "Work-in-Process").

                  (f) Lender shall have a continuing right to reduce the Gross Availability by implementing reserves ("Reserves"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's sole judgment and consistent with its usual and customary business practices, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default or have an adverse effect on any Collateral.

                  (g) If a voluntary or involuntary petition under the United States Bankruptcy Code or any similar statute is filed against the Borrower, then Lender need not make loans.

                  (h) Revolving Loans will not at any time exceed the Gross Availability unless Lender has consented.

                  2.2 Term Loan. Lender shall make term loans to Borrower on the terms and conditions set forth in Section 10.2. (each, a "Term Loan" and, collectively, the "Term Loans").


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            2.3 Accommodations. Lender may, in its sole discretion, issue or cause to be issued, from time to time at Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for Borrower's account ("Accommodations"). Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans to Borrower.

SECTION 3.  INTEREST AND FEES

            3.1 Interest.

            (a) Interest on the Revolving Loans and Term Loans shall be payable by Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of Borrower for each day during the immediately preceding month, at the per annum rate set forth as the Interest Rate in Section 10.4(a). The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate (as defined below), effective as of the date of each such change. On and after any Event of Default or termination or non-renewal hereof, interest on all unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the Interest Rate otherwise payable until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be payable on demand. The interest paid by Borrower shall in no Contract Year (as defined below) be less than the Interest Rate multiplied by the Minimum Borrowing set forth in Section 10.1(e). A "Contract Year" shall consist of a twelve-month period commencing on August 1st and ending on July 31st. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto. Sums due pursuant to this paragraph shall be charged against Borrower's loan account as of the last day of each Contract Year.

            (b) The "Prime Rate" is the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York, or its successors and assigns, from time to time as its prime rate.

            3.2 Fees. Borrower shall pay to Lender:

            (a) Closing Fee. A Closing Fee (fully earned at closing) payable in installments as set forth in Section 10.4(c).

            (b) Facility Fee. A Facility Fee (fully earned at closing and at the beginning of any renewal Term) payable in installments during the initial Term and any renewal Term as set forth in Section 10.4(d).

            (c) Collateral Handling Fee. Monthly, on the first day of each month, in advance, a Collateral Handling Fee for each month (or part thereof) during the initial and each renewal Term in the amount set forth in Section 10.4(e).

            (d) Unused Line Fee. Monthly, on the first day of each month, in arrears, an Unused Line Fee for each month during the initial and each renewal Term at the rate per annum set forth in Section 10.4(f), calculated upon the amount, if any, by which the Maximum Credit exceeds the greater of the Minimum Borrowing or the average outstanding daily principal balance during the preceding month of all Revolving Loans, Accommodations and any Term Loan.

SECTION 4.  GRANT OF SECURITY INTEREST

            4.1 Grant of Security Interest. To secure the payment and performance in full of all Obligations, Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff



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against, and Borrower hereby assigns and pledges to Lender, all of the
Collateral, including any Collateral not deemed eligible for lending purposes.

            4.2 "Obligations" shall mean any and all Revolving Loans, Term Loans, Accommodations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees (including attorneys' fees incurred by Lender both before and after obtaining and in collecting upon any judgment) and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to Borrower under this Agreement or in connection with any of the foregoing.

            4.3 "Collateral" shall mean all of the following property of
Borrower:

            (a) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property; general intangibles (including, but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests in equipment, real estate and fixtures) (collectively, the "General Intangibles"); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash moneys, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

            (b) All now owned and hereafter acquired right, title and interest of Borrower in, to and in respect of goods, including, but not limited to:

                (i) All inventory, wherever located, whether now owned or
            hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Borrower's business; and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all inventory which may be returned to Borrower by its customers or repossessed by Borrower and all of Borrower's right, title and interest in and to the foregoing (including all of Borrower's rights as a seller of goods);

                (ii) All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Borrower's rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

                (iii) All consumer goods, farm products, crops, timber, minerals or the like (including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

            (c) All now owned and hereafter acquired right, title and interests of Borrower in, to and in respect of any real or other personal property in or upon which Borrower has or may hereafter have a security interest, lien or right of setoff;



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            (d) All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Borrower, any computer service bureau or other third party; and

            (e) All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

            4.4 Additional Security. As additional security for the timely payment and performance in full of the Obligations, contemporaneously with the execution and delivery by Borrower of this Agreement:

            (a) Borrower shall and execute and deliver to Lender a Trademark and Patent Security Agreement in form and substance satisfactory to Lender (the "Trademark and Patent Security Agreement"); and

            (b) Each of Steven Fox, Kim Hardingham and Edwin Diaz shall execute and deliver to Lender a Liquidation Assistance Agreement in form and substance satisfactory to Lender.

SECTION 5.  COLLECTION AND ADMINISTRATION

            5.1 Collections. Borrower will, at its expense as Lender requests, direct that all remittances and all other proceeds of accounts and other Collateral be sent to a lock box designated by Lender, and deposited into a bank account selected by Lender under arrangements with the bank providing that all funds deposited in the bank account are to be transferred solely to Lender. Borrower shall bear all risk of loss of any funds deposited into such account. In connection therewith, Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other proceeds received by Borrower shall be held in trust for Lender and immediately remitted to Lender in kind. Notwithstanding anything contained herein to the contrary, Borrower shall not be required to (a) remit the proceeds of the Private Placement or the sale of its New Jersey net operating losses (the "New Jersey NOL's") to the above-referenced lock box, or (b) hold such proceeds in trust for Lender and remit such proceeds to Lender in kind.

            5.2 Charges to Loan Account. At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and Borrower, may be charged on the date when due, as principal to any loan account of Borrower maintained by Lender. Interest, fees for Accommodations, the Unused Line Fee and any other amounts payable by Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

            5.3 Payments. All Obligations shall be payable at Lender's office set forth in Section 10.6(a) or at Lender's bank designated in Section 10.6(b) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral received by Lender and all other payments in respect of the Obligations to the Revolving Loans or to any other Obligations then due, in whatever order or manner Lender shall determine. For purposes of determining Gross Availability and Net Availability and for the calculation of the Minimum Borrowing, remittances and other payments will be treated as credited to the loan account of Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of Borrower will be credited with remittances and other payments for the number of days set forth in Section 10.4(b) after the day Lender has received advice of receipt of remittances in Lender's account at Lender's Bank. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which Lender or banks located in states where Lender has its offices, are authorized to close.

            5.4 Loan Account Statements. Lender shall render to Borrower monthly a loan account statement. Each statement shall be considered correct and binding upon Borrower as an account stated, except to the



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extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from Borrower of any specific exceptions by Borrower to that statement.

            5.5 Direct Collections. Lender may, at any time, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification by telephone, in writing or otherwise of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof, (d) take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon the accounts and other Collateral, (e) after an Event of Default, change the address for delivery of mail to Borrower and to receive and open mail addressed to Borrower, and (f) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

            5.6 Attorney-in-Fact. Borrower hereby irrevocably appoints Lender as Borrower's attorney-in-fact and authorizes Lender at Borrower's sole expense, to exercise at any time in Lender's discretion all or any of the powers necessary for Lender to obtain information about the Collateral or to enforce Lender's rights in the Collateral. Lender shall use its good faith efforts to provide Borrower with contemporaneous notice of Lender's exercise of any of such powers; provided, however, that Lender's failure to provide such contemporaneous notice or any notice, shall not (a) in any way interfere with, impede or impair Lender's exercise of such powers, or (b) be deemed a breach by Lender of its obligations to Borrower and Borrower shall have no right or remedy as a result thereof.

            5.7 Liability. Borrower hereby releases and exculpates Lender, its officers and employees, from any liability arising from any acts under this Agreement or in furtherance thereof, except for gross negligence or willful misconduct. Lender will not have any liability to Borrower for lost profits or other special, exemplary, punitive, or consequential damages.

            5.8 Administration of Accounts. After written notice by Lender to Borrower or without notice after an Event of Default, Borrower shall not, (a) amend, modify, settle or compromise any of the accounts or any other Collateral which includes a monetary obligation, (b) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (c) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

            5.9 Documents. Borrower shall deliver to Lender, as Lender may request, all documents, schedules, invoices, proofs of delivery, purchase orders, statements, contracts and all other information evidencing or relating to the Collateral, in form and substance satisfactory to Lender and duly executed by Borrower. Without limiting the provisions of Section 5.5, Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless Borrower requests their return in writing in advance and makes prior arrangements for their return at Borrower's expense.

            5.10 Access. Lender shall have access, prior to an Event of Default during reasonable business hours and upon one (1) day's prior notice, and on or after an Event of Default at any time, to all of the premises where Collateral is located for the purposes of inspecting or copying the Collateral, and all Borrower's books and records. Lender may, at no charge, use such of Borrower's personnel, equipment, including computer



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equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrower's expense all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower.

            5.11 Environmental Audits. From time to time, but not more frequently than semi-annually (provided Borrower is not in default) as requested by Lender, at the sole expense of Borrower, Borrower shall provide Lender complete access to all of Borrower's facilities for the purpose of conducting an environmental audit of such facilities as Lender may deem necessary.

SECTION 6.  ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            Borrower hereby represents, warrants and covenants to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrower:

            6.1 Financial and Other Reports. Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied ("GAAP"). Borrower shall, at its expense, on or before Wednesday of each week, deliver to Lender true and complete weekly inventory reports relating to the prior week, in form and content satisfactory to Lender. Borrower shall, at its expense, (a) on or before the twentieth (20th) day of each month, deliver to Lender true and complete (i) monthly agings of its accounts receivable and accounts payable, (ii) monthly inventory reports, and
(iii) monthly internally prepared interim financial statements, and (b) within forty five (45) days after the end of each fiscal quarter, Borrower shall deliver to Lender a true and complete signed copy of its Form 10-Q as filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "34 Act"), all in such form, and together with such other information with respect to the business of Borrower or any guarantor, as Lender may request, which shall present fairly, in all material respects, the financial position of Borrower as of the end of each such period and the results of its operations and cash flows during such period, all in accordance with GAAP, and certified by the treasurer or chief financial officer of Borrower. Annually as soon as available, but not later than ninety (90) days after the end of each fiscal year of Borrower, Borrower shall deliver to Lender
(a) a true and complete signed copy of its Form 10-K as filed with the SEC pursuant to the 34 Act, and (b) audited financial statements of Borrower prepared by and accompanied by the unqualified report and opinion thereon of an independent certified public accountant acceptable to Lender, together with a certificate signed by such accountant to the effect that such accountant does not then know of any Event of Default specified in Section 7 hereof or the occurrence or continuance of any event which, with the giving of notice or the passage of time or both, would constitute such an Event of Default or if such accountant shall have obtained knowledge of any such Event of Default or other event, specifying the nature thereof. Lender hereby acknowledges that, from the date hereof until such time as it notifies Borrower otherwise, BDO Siedman is acceptable to Lender as the independent certified public accountant that will audit Borrower's financial statements.

            6.2 Trade Names. Borrower may from time to time render invoices under its trade names set forth in Section 10.6(g), and Borrower represents that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by Borrower, and (c) Lender may receive, endorse and deposit to any loan account of Borrower maintained by Lender all checks or other remittances made payable to any trade name of Borrower representing payment with respect to such sales or services.

            6.3 Losses. Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in Borrower's business, assets, liabilities or condition, financial or otherwise.



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            6.4 Books and Records. Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in Section 10.6(d). Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Sections 10.6(e) and (f) hereof, except Borrower may change such locations or open a new place of business after thirty (30) days' prior written notice to Lender. Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, amendments, financing documents and security and other agreements as Lender may reasonably require.

            6.5 Title. Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except, if any, those set forth on Schedule A hereto ("Permitted Liens").

            6.6 Disposition of Assets. Borrower shall not, directly or indirectly: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets, other than (i) sales of inventory to buyers in the ordinary course of business, (ii) the sale of the New Jersey NOL's, (iii) sales or leases of furniture, machinery and/or equipment having an aggregate value in any calendar year of not more than $50,000.00; provided, however, that such furniture, machinery and/or equipment is not listed in the KosterGroup, Inc. Auction Sale Appraisal dated June 18, 1999 (or any subsequent or replacement appraisal) and Lender is not otherwise lending against such furniture, machinery and equipment, and (iv) the sale or transfer of all or a portion of the General Intangibles to Newco (as defined below), so long as and to the extent that (X) Borrower is not and would not as a result of such sale or transfer be in default of any of its obligations under this Agreement, (Y) Borrower owns all of the issued and outstanding capital stock of Newco, and (Z) the sale of such General Intangibles to Newco is not consummated unless and until (1) Lender has filed UCC-1 Financing Statements against Newco in all jurisdictions where Lender deems necessary or appropriate, Lender has recorded the appropriate assignment for security documents with the United States Patent and Trademark Office, and Lender has otherwise obtained a valid first priority perfected security interest in and lien upon such General Intangibles, and (2) Newco has executed such other documents and instruments in favor of Lender as Lender deems necessary or appropriate including, without limitation, a guaranty, suretyship and security agreement and a trademark and patent security agreement, in each case in form and substance satisfactory to Lender in its sole discretion, or (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into Borrower, or (c) form or acquire any interest in any firm, corporation or other entity, provided, however, that Borrower may, upon at least thirty (30) days prior written notice to Lender, form a new corporation ("Newco"), so long as and to the extent that Borrower will not transfer any assets to or permit the assumption of liabilities by Newco during the term of this Agreement and until all of the Obligations have been fully paid, satisfied and discharged, except upon compliance with all of the terms and conditions set forth in Section 6.6(a); (d) change its corporate name or trade name or otherwise conduct business under any assumed or fictitious name, other than as set forth in
Section 10.6(g).

            6.7 Insurance. Borrower shall at all times maintain, with financially sound and reputable insurers, adequate insurance (including, without limitation, at the option of Lender, earthquake and flood insurance) with respect to the Collateral and other assets. All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Lender may obtain, at Borrower's expense, any such insurance should Borrower fail to do so and adjust or settle any claim or other matter under or arising pursuant to such insurance or amend or cancel such insurance. Borrower shall provide evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender. Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations in any order or manner as Lender determines.

            6.8 Compliance With Laws. Borrower is and at all times will continue to be in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to income, withholding, excise, property and social security taxes, minimum wages, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on Borrower or its property. Borrower shall pay and discharge all taxes, assessments and governmental charges against Borrower or any

Collateral when due unless the same are being contested in good faith. Lender may establish Reserves for the amount contested and penalties which may accrue thereon.

            6.9 Accounts. With respect to each account deemed an Eligible Account, except as reported in writing to Lender, Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied and the eligibility criteria will continue to be satisfied. All statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

            6.10 Equipment. With respect to Borrower's equipment, Borrower shall keep the equipment in good order and repair and in running and marketable condition, ordinary wear and tear excepted.

            6.11 Financial Covenants. Borrower shall at all times maintain working capital and net worth (each as determined in accordance with generally accepted accounting principles, in effect on the date hereof, consistently applied) in the amounts set forth in Section 10.5(a) and (b), respectively, and Borrower shall not, directly or indirectly, expend or commit to expend, for fixed or capital assets (including capital lease obligations) an amount in excess of the capital expenditure limit set forth in Section 10.5(c) in any fiscal year of Borrower.

            6.12 Affiliated Transactions. Borrower will not, directly or indirectly: (a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any person, firm, corporation or other entity except (i) as otherwise specifically permitted by Section 6.6 hereof, (ii) Borrower may advance money to employees to cover travel and other bona fide business expenses incurred by such employees in the ordinary course of Borrower's business not to exceed an aggregate amount outstanding at any point in time of $15,000.00, (iii) investments by Borrower of the proceeds from the Private Placement or the sale of the New Jersey NOL's in short-term interest-bearing U.S. government securities, short term certificates of deposit, time deposits and money market accounts and high quality money market instruments, or (b) declare, pay or make any dividend, redemption or other distribution on account of any shares of any class of stock of Borrower now or hereafter outstanding, provided that Borrower may declare and issue non-cash dividends in the form of additional shares of preferred stock as required by the rights and preferences of Borrower's Series B Convertible Preferred Stock (the "Series B Preferred Stock") outstanding on the date hereof; and, provided further, that Borrower may redeem shares of its outstanding Series B Preferred Stock so long as and to the extent that (i) at the time of and after giving effect to any such redemption, Borrower is not and would not otherwise be in default of any of its obligations under this Agreement, and (ii) funds used to effect such redemption are not derived from the proceeds of any Revolving Loans, Term Loans or other financial accommodations provided by Lender; or (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of Borrower; or (d) make any loans or advances to any officer, director, employee, shareholder or affiliate of Borrower; or (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of Borrower provided, however that in respect of Subsections (d) and
(e) above, Borrower shall be permitted to (i) make advances to employees pursuant to Section 6.12(a), and (ii) complete the sale of the General Intangibles to Newco pursuant to Section 6.6(a).

            6.13 Fees and Expenses. Borrower shall pay, on Lender's demand, all reasonable costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defenses asserted by Lender or claims or defenses against Lender asserted by Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations including, without limitation, field examiner, travel, food and lodging, plus a per diem charge at the rate set forth in Section 10.4(g) for Lender's examiners in the field and office; and (e) the costs, fees and disbursements of in-house and outside counsel to Lender, including but not limited to such costs, fees and disbursements incurred as a result of a workout, restructuring, reorganization, liquidation, insolvency proceeding or litigation between the parties hereto, any third party and in any appeals arising therefrom.

            6.14 Further Assurances. At the request of Lender, at any time and from time to time, at Borrower's sole expense, Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Borrower hereby authorizes Lender to file financing statements or amendments against Borrower in favor of Lender with respect to the Collateral, without Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by Borrower.

            6.15 Environmental Condition. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any statute, regulations, ordinances, laws or orders pertaining to environmental matters (collectively, "Environmental Laws") as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any Environmental Laws. No lien arising under or in connection with any Environmental Laws has attached to any revenues or to any real or personal property owned by Borrower. Borrower has not received a summons, citation, notice, or directive or other communication from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the environment. Borrower is and will continue to be in compliance (in all material respects) with all Environmental Laws and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.

            6.16 Year 2000 Compliance. Borrower has taken, and shall continue to take, all action necessary to assure that its computer-based systems and software are, and shall after December 31, 1999 be, able to effectively and accurately process data including dates and date sensitive functions (the "Year 2000 Problem"). Borrower has also investigated the Year 2000 readiness of its key suppliers and vendors and has developed contingency plans where necessary. Borrower represents and warrants that the Year 2000 Problem will not have a material adverse effect on Borrower's business condition (financial or otherwise), operations, properties, prospects or ability to repay any of the Obligations. Upon request, Borrower shall provide assurances acceptable to Lender that Borrower's computer systems and software are or will be Year 2000 compliant on a timely basis. Borrower shall immediately advise Lender in writing of any material changes in Borrower's Year 2000 plan, timetable or budget.

            6.17 Organization and Qualification. Borrower is a business corporation, duly organized, validly existing and in good standing under the laws of the State set forth in Section 10.6(h) hereto and will (i) do or cause to be done all things necessary to keep in full force and effect its existence and its qualification to do business and good standing in such State and any other jurisdiction(s) in which such qualification is necessary for the proper conduct of its business or wherein it owns or leases any property, a schedule of which is attached hereto as Schedule D, and conduct and operate its business in substantially the manner in which same is presently conducted and operated; (ii) at all times maintain, preserve and protect all material patents, franchises, trademarks, trade names, copyrights and other general intangibles; and (iii) comply with all material agreements to which it is subject.

            6.18 Indemnification.

            (a) Borrower hereby indemnifies and agrees to protect, defend and hold harmless Lender and Lender's directors, officers, employees, agents, attorneys and shareholders from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such suits, claims or demands suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Agreement, or any other collateral document, and any transaction contemplated herein or therein (other than actions arising out of the gross negligence or willful misconduct of Lender), including but not limited to, suits, claims or demands based upon any act or failure to act by Lender in connection with this Agreement or any other collateral document, and any transaction contemplated herein or therein. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall give prompt written notice thereof to Lender. This covenant shall survive payment of the Obligations.

            (b) Lender shall give Borrower prompt notice of all suits, actions or proceedings instituted against Lender with respect to which Borrower has indemnified Lender, and Borrower shall have the right to participate in any such suit, action or proceeding. Lender shall also have the right, at the sole expense of Borrower, to participate in, or at Lender's election, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event the Borrower may employ counsel and participate therein. Lender shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposit with Lender additional collateral security sufficient to pay any judgment rendered, with interest, costs, and expenses; and the right of Lender to indemnification under this Agreement shall extend to any money paid by Lender in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

            (c) If any suit, action, or proceeding is brought by Lender against Borrower for breach of this covenant of indemnity, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause of action, whether theretofore or thereafter accruing.

            6.19 Authority and Subsidiaries. Borrower has the lawful power to own its properties and to engage in the businesses it conducts; and has no subsidiaries or joint venture partners other than as set forth on Schedule B hereto.

            6.20 Litigation. Except as described on Schedule C attached hereto, Borrower is not a party to or, to its best knowledge, threatened with, any litigation, suit, action, investigation (whether civil or criminal), proceedings or controversy before any Court, administrative agency or other governmental authority and Borrower is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental instrumentality or in any material respect under any regulation of any administrative agency or governmental instrumentality.

            6.21 Patents and Trademarks. Except as set forth in Schedules A and B of the Trademark and Patent Security Agreement, Borrower holds no United States or foreign patents and has no United States or foreign patent applications pending and has no federally registered trademarks or trade names and, other than as disclosed in Section 10.6(g) below, operates under no fictitious names.

            6.22 Certain Locations. Borrower has ceased utilization of the services of ESNJ Lakewood and ESNJ Raritan Valley Workshop. As of the date hereof, Borrower maintains inventory (and no other Collateral) in an amount less than $80,000 at the ESNJ Lakewood facility located at 150 North Oberlin Avenue, Lakewood, New Jersey 08701, which inventory will be removed from such location within thirty (30) days after the date of this Agreement. Borrower's leased facility located at 1 Kimberly Drive, East Brunswick, New Jersey 08816 is vacant and no Collateral is or will during the Term, be stored or located there.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES

            7.1 Events of Default. All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "Events of Default":

            (a) Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrower and Lender or any affiliate of Lender;

            (b) Any representation, warranty or statement of fact made by Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading;

            (c) Any guarantor revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

            (d) Any judgment or judgments aggregating in excess of the amount set forth in Section 10.6(i) or any injunction or attachment is obtained against Borrower or any guarantor which remains unstayed or undischarged for a period of thirty (30) days or is enforced;

            (e) Borrower or any guarantor dies or ceases to exist or the usual business of Borrower or any guarantor ceases or is suspended;

            (f) Any change in the (i) chief executive officer or chief operating officer of Borrower other than a change of such officer(s) made within ninety
(90) days of the departure of such then-existing officer(s) and which is otherwise reasonably acceptable to Lender, or (ii) controlling ownership of Borrower;

            (g) Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

            (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor;

            (i) The indictment or threatened indictment of Borrower or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower or any guarantor pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such guarantor which Lender believes may have a material adverse effect on the Collateral or Borrower's business;

            (j) Any default or event of default occurs on the part of Borrower under any material agreement, document or instrument to which Borrower is a party or by which Borrower or any of its property is bound.

            (k) Lender in good faith believes that either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to secure fully the Obligations; or

            (l) Any material change occurs in the nature or conduct of Borrower's business.

            7.2 Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between Borrower and Lender, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to Borrower, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender,
(b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the

Collateral, (c) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days' prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

            7.3 Application of Proceeds. Lender may apply the cash proceeds of Collateral (other than accounts) actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses (including attorneys' fees and legal expenses incurred both before and after obtaining and in collecting upon any judgment).

            7.4 Lender's Cure of Third Party Agreement Default. Lender may, at its option, cure any default by Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower.

SECTION 8.  JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS

            8.1 JURY TRIAL WAIVER. BORROWER AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

            8.2 Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

            8.3 Jurisdiction. Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.6(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to Borrower at its chief executive office set forth in Section 10.6(d) or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of said Courts. Any such action or proceeding commenced by Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.6(a) is located and Borrower waives any objections based on forum non conveniens or venue in connection therewith.

            8.4 No Waiver by Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9.  TERM OF AGREEMENT; MISCELLANEOUS

            9.1 Term. This Agreement shall only become effective upon execution and delivery by Borrower and Lender and shall continue in full force and effect for a term set forth in Section 10.7 from the date hereof and shall be deemed automatically renewed, based upon all of the terms and conditions of this Agreement, for successive terms of equal duration thereafter unless terminated as of the end of the initial or any renewal term (each a "Term") by either party giving the other written notice at least sixty (60) days' prior to the end of the then-current Term.

            9.2 Early Termination. Borrower may also terminate this Agreement by giving Lender at least thirty (30) days' prior written notice and payment in full of all of the Obligations as provided herein, including an early termination fee (the "Early Termination Fee"), unpaid Facility Fee and any other fees. Thirty (30) days after receipt by Lender of such notice, Lender shall not be obligated to make any further loans, advances or other accommodations to or for the benefit of Borrower. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, or if Borrower shall terminate this Agreement as permitted herein effective prior to the end of the then-current Term, Borrower shall pay to Lender on the effective date of termination, in full, all Obligations including the Early Termination Fee, unpaid Facility Fee and any other fees. In view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, the Early Termination Fee shall be the percentage of the Maximum Credit set forth in Section 10.4(h).

            9.3 Termination Indemnity Deposit. Upon termination of this Agreement by Borrower, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrower shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

            9.4 Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
Section 10.6(a) and to Borrower at its chief executive office set forth in
Section 10.6(d), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt; if by overnight delivery service, one day after dispatch; and if by first class or certified mail, three
(3) days after mailing.

            9.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

            9.6 Entire Agreement; Amendments; Assignments. This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the successors and assigns of Borrower.

            9.7 Discharge of Borrower. No termination of this Agreement shall relieve or discharge Borrower of its Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then-existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrower.

            9.8 Usage. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

            9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the office of Lender set forth in Section 10.6(a) below is located (the "Applicable State") (without regard to the Applicable State's conflicts of laws principles).

SECTION 10. ADDITIONAL DEFINITIONS AND TERMS

            10.1     (a)      Maximum Credit:

                              $7,500,000.00

                     (b)      Gross Availability Formulas:

                              Eligible Accounts Percentage:

                              Eighty percent (80%) provided that the Dilution Percentage (defined below) does not exceed eight percent (8%). The Dilution Percentage is the sum of Borrower's credits, allowances, discounts, write-offs, contra-accounts, offsets and deductions which reduce the value of accounts receivable, divided by gross sales. The Dilution Percentage shall be calculated on a rolling three
                              (3) month average. If the Dilution Percentage exceeds eight percent (8%) then the Eligible Accounts Percentage shall be reduced by one (1) percentage point for each percentage point (or fraction thereof) that the Dilution Percentage exceeds eight percent (8%).

                              Eligible Inventory Percentages:

                              Raw Materials:      Forty percent (40%)

                              Work-In-Process:    Twenty five percent (25%)

                              Finished Goods:     Sixty percent (60%)

                     (c)      Inventory Sublimit(s):

                              $2,500,000.00; provided, however, that advances against Eligible Inventory of Raw Materials shall not at any time during the Term exceed $500,000.00 in the aggregate; provided, further, that advances against Eligible Inventory of Work-In-Process shall not at any time during the Term exceed $400,000.00 in the aggregate.

                     (d)      Maximum days after Invoice Date for Eligible
                              Accounts:

                              Sixty (60) days after due date, not to exceed ninety (90) days after invoice date.

                     (e)      Minimum Borrowing:

                              $2,000,000.00, calculated annually for each
                              Contract Year, based upon the average daily outstandings.

            10.2     Term Loans:

                     Initial Term Loan

                     (a)      Amount:                 $1,000,000.00
                     (b)      Monthly Amortization:   $16,667.00 commencing
                                                          September 1, 1999.
                     (c)      Maturity Date:          July 31, 2004, subject
                                                      to acceleration and
                                                      payment in full
                                                      pursuant to Section
                                                      7.1 hereof.

                              Additional Term Loans

                              Following consummation by Borrower of the Private Placement, and its receipt of the net proceeds therefrom (so long as and to the extent that at such time and after giving effect thereto, Borrower is not and would not otherwise be in default of any of its obligations under this Agreement), Lender agrees to make additional Term Loans to Borrower in an aggregate amount not to exceed the lesser of (i) $2,500,000.00 and (ii) eighty percent (80%) of the invoice cost of new machinery and equipment, exclusive of all other costs, expenses, taxes and other charges incurred in connection therewith including, without limitation, costs for shipping, assembly and maintenance. Additional Term Loans shall be (i) made upon receipt by Lender of evidence that (a) title to the newly-purchased machinery and equipment has passed to Borrower, and (b) such newly-purchased machinery and equipment is located at one of the addresses set forth in Section 10.6(e), (ii) made in increments of not less than $200,000.00, and (iii) amortized over sixty (60) months.


            10.3     Accommodations:  N/A

            10.4     Interest, Fees & Charges:

                     (a)      Interest Rate:

                              Prime Rate plus one and one half percent
                              (1.5%) per annum; provided, however, that if Borrower has not consummated the Private Placement within 120 days of Closing, Lender shall have the right to increase the Interest Rate to Prime Rate plus two percent (2.0%) per annum beginning on the 121st day after Closing and continuing until Borrower has consummated the Private Placement.

                     (b)      Clearance:  Three (3) Business Days

                     (c)      Closing Fee:

                              $32,500.00, payable in twelve (12) equal, consecutive monthly installments of $2,708.33 on the first day of each month, commencing on August 1, 1999.

                     (d)(1)   Facility Fee for Initial Term:

                              $65,000.00, payable in twenty four (24)
                              equal, consecutive monthly installments of
                              $2,708.33, commencing on the first
                              anniversary of Closing.

                         (2)  Facility Fee for Renewal Term:

                              Renewal Date:        One half of one percent
                                                   (.50%) of the Maximum
                                                   Credit

                              First Anniversary:   One half of one percent
                                                   (.50%) of the Maximum
                                                   Credit

                              Second Anniversary:  One half of one percent
                                                   (.50%) of the Maximum
                                                   Credit


                     (e)      Collateral Handling Fee:   $750.00

                     (f)      Unused Line Fee:   None

                     (g)      Field Examination per diem charge per
                                examiner: $750.00

                     (h)      Early Termination Fee:

                                          First year:      Three percent (3%) of
                                                           the Maximum Credit

                                          Second year:     Two percent (2%) of
                                                           the Maximum Credit

                                          Third year
                                          and thereafter:  One percent (1%) of
                                                           the Maximum Credit

            10.5     Financial Covenants:    None

            10.6     (a)    Lender's Office:

                                1211 Avenue of the Americas, 21st Floor
                                New York, New York  10036

                     (b)    Lender's Bank:

                                The Chase Manhattan Bank
                                270 Park Avenue
                                New York, New York  10017

                     (c)    Borrower:  Enamelon, Inc.

                     (d)    Borrower's Chief Executive Office:

                                7 Cedar Brook Drive
                                Cranbury, New Jersey 08512

                     (e)    Locations of Eligible Inventory Collateral:

                                1700 Oak Street
                                Lakewood, New Jersey 08701 (Raw Materials
                                Inventory only)

                                10 Cliffside Drive
                                Cedar Grove, New Jersey 07009

                                17 Veronica Avenue
                                Somerset, New Jersey 08873

                                140 Belmont Drive
                                Somerset, New Jersey 08873

                     (f)    Borrower's Other Offices and Locations of
                              Collateral:

                                20 Ashton Avenue
                                Swedesboro, New Jersey 08085

                                150 North Oberlin Avenue
                                Lakewood, New Jersey 08701 (collateral to be removed on or before August 28, 1999)

                     (g)    Borrower's Trade Names for Invoicing: None

                     (h)    Borrower's State of Incorporation: Delaware

                     (i)    Judgment Amount: $25,000.00

            10.7     Term:  Three (3) years

                     IN WITNESS WHEREOF, and intending to be legally bound, Borrower and Lender have duly executed this Agreement this ___ day of July, 1999.



                                     THE CIT GROUP/CREDIT FINANCE, INC.


                                     By: /s/ James Tregillies
                                         -----------------------------
                                     Title: Assistant Vice President



                                     ENAMELON, INC.



                                     By: /s/ Steven R. Fox
                                         -------------------------------------
                                         Steven R. Fox, Chief Executive Officer

                                   SCHEDULE A


                                 Permitted Liens


                  1. Liens created under this Loan and Security Agreement and related documents in favor of the Lender.

                  2. Liens upon equipment and machinery granted in connection with the acquisition of such equipment and machinery by Borrower after the date hereof (including, without limitation, pursuant to leases and installment sale contracts), provided that:

                     (i) each such lien attaches only to the equipment and machinery acquired with the debt secured thereby; and

                     (ii) the principal amount of the indebtedness secured by any item of equipment or machinery shall not exceed 100% of the cost thereof (excluding labor);

                  3. Security interests granted by Lender after Closing against the General Intangibles, so long as and to the extent that prior thereto such party executes and delivers to Lender an intercreditor agreement in form and substance satisfactory to Lender, which provides, among other things, that such party shall (i) subordinate its security interest in the General Intangibles to the security interests of Lender therein, and (ii) refrain from taking any action against the General Intangibles, the Collateral or Borrower until all of the Obligations are indefeasibly paid in full.

                  4. Liens for taxes (excluding any lien imposed pursuant to any of the provisions of ERISA) not yet due (or if there is a payment period, such payment period has not expired) or being Properly Contested (as hereinafter defined);

                  5. Statutory liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, and other like persons for labor, materials, or supplies incurred in the ordinary course of Borrower's business, but only if the payment thereof is not at the time required or such claims are being Properly Contested;

                  6. Statutory liens with respect to deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws, but only if the payment thereof is not at the time required or such claims are being Properly Contested; and

                  7. Attachment, judgment and other similar non-tax liens (excluding liens securing environmental claims of governmental entities) arising in connection with court proceedings, but only if and for so long as (i) the execution or other enforcement of such liens is and continues to be effectively stayed and bonded on appeal in a manner satisfactory to Lender for the full amount thereof, (ii) the validity and amount of the claims secured thereby are being Properly Contested, (iii) such liens do not, in the aggregate, materially detract from the value of the property of Borrower or materially impair the use thereof in the operation of Borrower's business, and (iv) such liens are at all times junior in priority to the liens in favor of Lender.

                  For purposes of this Schedule A, the term "Properly Contested" shall mean in the case of any indebtedness (including, but not limited to, any taxes or other governmental charges) of Borrower that is not paid as and when due or payable by reason of Borrower's bona fide dispute concerning its liability to pay same or concerning the amount thereof, provided that (i) such indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) Borrower has established appropriate reserves as shall be required in conformity with GAAP;
(iii) the non-payment of such indebtedness during the pendency of such proceedings will not have a material adverse effect on, and will not result in a forfeiture of any material assets of, Borrower; (iv) no lien is imposed upon any of Borrower's assets with respect to such indebtedness unless the lien is at all times junior and subordinate to the liens in favor of Lender (other than a lien (including without limitation a lien for taxes), the priority of which has priority as a matter of applicable state or federal law); and (v) if such contest is abandoned, settled or determined adversely to Borrower, Borrower forthwith pays such indebtedness and all penalties and interest in connection therewith.

                       ----------------------------------

                                   SCHEDULE B

                     Subsidiaries and Joint Venture Partners

                                      None

                      -------------------------------------



                                   SCHEDULE C

                            Litigation and Violations

Alfieri Partnership #102, as landlord, has given notice to Borrower that it is in default in the timely payment of rent for the month of June 1999 for the premises located at 1 Kimberly Road, East Brunswick, New Jersey 08816, that the total amount of rent, late charges and interest due is $4,432.30, and that the matter has been referred to legal counsel for further action.

                     --------------------------------------

                                   SCHEDULE D

            Jurisdictions where Borrower is required to be qualified


                                   New Jersey